UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0‑11.

ATTENTION - ADJOURNMENT NOTICE PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC MEETING HAS BEEN ADJOURNED UNTIL AUGUST 21, 2024 WE NEED YOUR VOTE - PLEASE VOTE TODAY

Dear Stockholder,

You are receiving this letter to inform you that the Pacific Oak Strategic Opportunity REIT, Inc. Annual Meeting of stockholders, which was held on July 12, 2024, has been adjourned due to the lack of sufficient votes needed to pass all of the proposals. The meeting has been adjourned until August 21, 2024, at 9:00 a.m. Pacific Time.
Our records indicate that we have not received your vote. Please vote today!
Once your vote is received, you will be removed from any further communications related to this meeting. By voting your shares prior to the adjourned meeting date, you can help reduce costs of further solicitation.
To record your vote, choose one of the options below:
◦Touch tone voting – refer to the instructions on your enclosed ballot.
◦Internet voting – refer to the instructions on your enclosed ballot.
◦Mail – return your ballot in the enclosed Business Reply Envelope.
OR
◦To speak with a live representative - call 1-844-908-3304 (toll free) Monday through Friday between 9:00 a.m. and 6:00 p.m. Eastern Time.
When you call this number, you will speak with a representative of Mediant, the firm assisting Pacific Oak Strategic Opportunity REIT, Inc. in gathering votes.

**Please be sure to have your ballot with your control number in hand when calling. **

To view the proxy materials online, visit www.proxydocs.com/SOR.

Thank you,

Pacific Oak Strategic Opportunity REIT, Inc.